CB&I Hosts Investor Day

Company Provides 2015 Guidance

THE WOODLANDS, Texas, Nov. 11, 2014 /PRNewswire/ -- CB&I (NYSE:CBI) today hosted an Investor Day in New York City. During the meeting, CB&I's management team focused on its business operations and plans for double digit growth.

The company also confirmed its 2014 guidance and provided its initial 2015 guidance as follows:

Revenue
$14.8 - $15.2 billion

Earnings Per Share
$5.75 - $6.05

CB&I's Investor Day webcast is available on the Investor Relations page of www.CBI.com.

About CB&I

CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Logo - http://photos.prnewswire.com/prnh/20130430/DA04155LOGO

CONTACT: Media: www.cbi.com, Investors: Christi Thoms +1 832 513 1200